Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2021
    The pathway to possible.
    CrownCastle.com

Crown Castle International Corp.
Fourth Quarter 2021

Crown Castle International Corp.
Fourth Quarter 2021
Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, and benefits derived therefrom, (2) cash flow growth, (3) tenant additions, (4) our Outlook for full year 2022, (5) our strategy, (6) strategic position of our assets, (7) revenues from tenant contracts, (8) expenses from existing ground leases and fiber access agreements, (9) the recurrence and impact of Nontypical Items, (10) availability under our 2016 Revolver and (11) the impact of our recent long-term agreement with T-Mobile.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), and (2) more than 80,000 route miles of fiber primarily supporting small cell networks ("small cells") and fiber solutions. We refer to our towers, fiber and small cells assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.

Crown Castle International Corp.
Fourth Quarter 2021

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Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development and installation services within our Towers segment.

Crown Castle International Corp.
Fourth Quarter 2021

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AFFO PER SHARE(a)(b)

ASSET PORTFOLIO FOOTPRINT

(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to Income (loss) from continuing operations, as computed in accordance with GAAP.
(b)Attributable to CCIC common stockholders.
(c)Excludes the impact of nontypical items that were completed in fourth quarter 2020 ("Nontypical Items"), as described in our press release dated January 27, 2021 and reconciled in "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.
(d)Calculated based on midpoint of Outlook for full year 2022, issued on January 26, 2022.

Crown Castle International Corp.
Fourth Quarter 2021

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GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB+
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	49	22	President and Chief Executive Officer
Daniel K. Schlanger	48	5	Executive Vice President and Chief Financial Officer
Catherine Piche	51	10	Executive Vice President and Chief Operating Officer - Towers
Christopher D. Levendos	54	3	Executive Vice President and Chief Operating Officer - Fiber
Kenneth J. Simon	61	6	Executive Vice President and General Counsel
Michael J. Kavanagh	53	11	Executive Vice President and Chief Commercial Officer
Philip M. Kelley	49	24	Executive Vice President - Corporate Development and Strategy
Laura B. Nichol	61	7	Executive Vice President - Business Support

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chair	NESG(a)	76	25
P. Robert Bartolo	Director	Audit, Compensation	50	7
Cindy Christy	Director	Compensation, NESG(a), Strategy	55	14
Ari Q. Fitzgerald	Director	Compensation, NESG(a), Strategy	59	19
Anthony J. Melone	Director	Audit, NESG(a), Strategy	61	6
Jay A. Brown	Director		49	5
Andrea J. Goldsmith	Director	NESG(a), Strategy	57	3
Lee W. Hogan	Director	Audit, Compensation, Strategy	77	20
Tammy K. Jones	Director	Audit, NESG(a)	56	1
W. Benjamin Moreland	Director	Strategy	58	15
Kevin A. Stephens	Director	Audit, Strategy	60	1
Matthew Thornton III	Director	Compensation, Strategy	63	1
(a)Nominating, Environmental, Social and Governance Committee

Crown Castle International Corp.
Fourth Quarter 2021

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Tim Long (212) 526-4043	Citigroup Michael Rollins (212) 816-1116
Cowen and Company Colby Synesael (646) 562-1355	Credit Suisse Sami Badri (212) 538-1727	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Green Street David Guarino (949) 640-8780	Jefferies Jonathan Petersen (212) 284-1705
JPMorgan Philip Cusick (212) 622-1444	KeyBanc Brandon Nispel (503) 821-3871	LightShed Partners Walter Piecyk (646) 450-9258
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876
Oppenheimer & Co. Timothy Horan (212) 667-8137	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
Truist Securities Greg Miller (212) 303-4169	UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Eric Luebchow (312) 630-2386
Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch John Culver (312) 368-3216	Moody’s Lori Marks (212) 553-1098	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
High price(a)	$209.87	$201.70	$196.39	$171.68	$165.74
Low price(a)	$165.05	$171.86	$168.03	$141.76	$146.73
Period end closing price(b)	$208.74	$172.04	$192.30	$168.53	$154.53
Dividends paid per common share	$1.47	$1.33	$1.33	$1.33	$1.33
Volume weighted average price for the period(a)	$182.39	$190.02	$183.32	$155.47	$155.81
Common shares outstanding, at period end	432	432	432	432	431
Market value of outstanding common shares, at period end(c)	$90,220	$74,355	$83,111	$72,837	$66,651
(a)    Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(b)    Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(c)    Period end market value of outstanding common shares is calculated as the product of (1) shares of common stock outstanding at period end and (2) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle International Corp.
Fourth Quarter 2021

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of December 31, 2021)
Towers
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.3
Remaining contracted tenant receivables ($ in billions)(b)(c)	$26
Weighted average remaining tenant contract term (years)(c)(d)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(e)	59% / 41%
Weighted average maturity of ground leases (years)(e)(f)	36
Fiber
Number of route miles of fiber (in thousands)	80
Remaining contracted tenant receivables ($ in billions)(b)(c)	$5
Weighted average remaining tenant contract term (years)(c)(d)	4

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2021	2020	2021	2020
Operating Data:
Net revenues
Site rental	$1,474	$1,352	$5,719	$5,320
Services and other	180	141	621	520
Net revenues	$1,654	$1,493	$6,340	$5,840

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$387	$401	$1,554	$1,521
Services and other	138	123	439	448
Total cost of operations	$525	$524	$1,993	$1,969

Net income (loss) attributable to CCIC common stockholders	$353	$508	$1,096	$999
Net income (loss) attributable to CCIC common stockholders per share—diluted(g)	$0.81	$1.17	$2.53	$2.35

Non-GAAP Data:(h)
Adjusted EBITDA	$984	$1,179	$3,816	$3,706
FFO(i)	767	960	2,772	2,600
AFFO(i)	768	1,008	3,013	2,878
AFFO per share(g)(i)	$1.77	$2.33	$6.95	$6.78
(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Excludes the impact of the Company’s long-term agreement with T-Mobile, effective January 1, 2022, as further described in the Form 8-K filed with the Securities and Exchange Commission on January 6, 2022 ("January 8-K"), which will be reflected beginning with the Company’s first quarter 2022 Supplement.
(d)Excludes renewal terms at tenants' option, weighted by site rental revenues.
(e)Weighted by Towers segment site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(f)Includes all renewal terms at the Company's option.
(g)Based on diluted weighted-average common shares outstanding of 434 million and 433 million for the three months ended December 31, 2021 and 2020, respectively, and 434 million and 425 million for the twelve months ended December 31, 2021 and 2020, respectively.
(h)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to Income (loss) from continuing operations, as computed in accordance with GAAP.
(i)Attributable to CCIC common stockholders.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Twelve Months Ended December 31,
(in millions)	2021	2020
Summary Cash Flow Data:(a)
Net cash provided by (used for) operating activities	$2,789	$3,055
Net cash provided by (used for) investing activities(b)	(1,332)	(1,741)
Net cash provided by (used for) financing activities	(1,310)	(1,271)

(in millions)	December 31, 2021	December 31, 2020
Balance Sheet Data (at period end):
Cash and cash equivalents	$292	$232
Property and equipment, net	15,269	15,162
Total assets	39,040	38,768
Total debt and other long-term obligations	20,629	19,280
Total CCIC stockholders' equity	8,258	9,461

	Three Months Ended December 31, 2021
Other Data:
Net debt to last quarter annualized Adjusted EBITDA(c)	5.2	x
Dividend per common share	$1.47

OUTLOOK FOR FULL YEAR 2022
(in millions, except per share amounts)	Full Year 2022(d)
Site rental revenues	$6,202	to	$6,247
Site rental cost of operations(e)	$1,548	to	$1,593
Income (loss) from continuing operations	$1,634	to	$1,714
Income (loss) from continuing operations per share—diluted(f)(g)	$3.76	to	$3.94
Adjusted EBITDA(h)	$4,249	to	$4,294
Interest expense and amortization of deferred financing costs(i)	$615	to	$660
FFO(g)(h)	$3,318	to	$3,363
AFFO(g)(h)	$3,178	to	$3,223
AFFO per share(f)(g)(h)	$7.31	to	$7.41
(a)Includes impacts of restricted cash. See the condensed consolidated statement of cash flows for further information.
(b)Includes net cash used for acquisitions of approximately $111 million and $107 million for the twelve months ended December 31, 2021 and 2020, respectively.
(c)See the "Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation" in the Appendix.
(d)As issued on January 26, 2022.
(e)Exclusive of depreciation, amortization and accretion.
(f)The assumption for diluted weighted-average common shares outstanding for full year 2022 Outlook is based on the diluted common shares outstanding as of December 31, 2021.
(g)Attributable to CCIC common stockholders.
(h)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to Income (loss) from continuing operations, as computed in accordance with GAAP.
(i)See the reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" in the Appendix.

Crown Castle International Corp.
Fourth Quarter 2021

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FULL YEAR 2021 AND OUTLOOK FOR FULL YEAR 2022 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2021 Actual	Full Year 2022 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$5,298	$5,608

New leasing activity(b)(c)	384	$325	to	$355
Escalators	93	$95	to	$105
Non-renewals	(170)	$(195)	to	$(175)
Organic Contribution to Site Rental Revenues(d)	307	$235	to	$275
Impact from full year straight-lined revenues associated with fixed escalators	111	$359	to	$379
Acquisitions(e)	3	—
Other	—	—
Total GAAP site rental revenues	$5,719	$6,202	to	$6,247

Year-over-year changes in revenues:
Reported GAAP site rental revenues	7.5%	8.8%(f)
Organic Contribution to Site Rental Revenues(d)(g)	5.8%	4.5%(f)

NEW LEASING ACTIVITY BY SEGMENT
	Full Year 2021 Actual				Full Year 2022 Outlook(a)
	Towers	Fiber		Total	Towers	Fiber		Total
(in millions)		Small Cells	Fiber Solutions			Small Cells	Fiber Solutions
New leasing activity(h)	$159	$53	$172	$384	$155-$165	$20-$30	$150-$160	$325-$355
Less: Year-over-year change in prepaid rent amortization	(20)	(19)	(3)	(42)	(5)	5	(5)	(5)
Core leasing activity(h)	$139	$34	$169	$342	$150-$160	$25-$35	$145-$155	$320-$350
(a)As issued on January 26, 2022.
(b)Includes revenues from amortization of prepaid rent in accordance with GAAP.
(c)Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.
(d)See "Non-GAAP Measures, Segment Measures and Other Calculations" for a discussion of our definition of Organic Contribution to Site Rental Revenues.
(e)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.
(f)Calculated based on midpoint of full year 2022 Outlook.
(g)Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.
(h)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of new leasing activity and core leasing activity.

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$292	$232
Restricted cash	169	144
Receivables, net	543	431
Prepaid expenses	105	95
Other current assets	145	202
Total current assets	1,254	1,104
Deferred site rental receivables	1,588	1,408
Property and equipment, net	15,269	15,162
Operating lease right-of-use assets	6,682	6,464
Goodwill	10,078	10,078
Other intangible assets, net	4,046	4,433
Other assets, net	123	119
Total assets	$39,040	$38,768

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$246	$230
Accrued interest	182	199
Deferred revenues	776	704
Other accrued liabilities	401	378
Current maturities of debt and other obligations	72	129
Current portion of operating lease liabilities	349	329
Total current liabilities	2,026	1,969
Debt and other long-term obligations	20,557	19,151
Operating lease liabilities	6,031	5,808
Other long-term liabilities	2,168	2,379
Total liabilities	30,782	29,307
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: December 31, 2021—432 and December 31, 2020—431	4	4
Additional paid-in capital	18,011	17,933
Accumulated other comprehensive income (loss)	(4)	(4)
Dividends/distributions in excess of earnings	(9,753)	(8,472)
Total equity	8,258	9,461
Total liabilities and equity	$39,040	$38,768

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2021	2020	2021	2020
Net revenues:
Site rental	$1,474	$1,352	$5,719	$5,320
Services and other	180	141	621	520
Net revenues	1,654	1,493	6,340	5,840
Operating expenses:
Costs of operations:(a)
Site rental	387	401	1,554	1,521
Services and other	138	123	439	448
Selling, general and administrative	180	185	680	678
Asset write-down charges	12	64	21	74
Acquisition and integration costs	—	1	1	10
Depreciation, amortization and accretion	415	401	1,644	1,608
Total operating expenses	1,132	1,175	4,339	4,339
Other operating (income) expense	—	(362)	—	(362)
Operating income (loss)	522	680	2,001	1,863
Interest expense and amortization of deferred financing costs	(164)	(167)	(657)	(689)
Gains (losses) on retirement of long-term obligations	—	—	(145)	(95)
Interest income	—	—	1	2
Other income (expense)	(4)	—	(21)	(5)
Income (loss) before income taxes	354	513	1,179	1,076
Benefit (provision) for income taxes	(1)	(5)	(21)	(20)
Income (loss) from continuing operations	353	508	1,158	1,056
Discontinued operations:
Net gain (loss) from disposal of discontinued operations, net of tax	—	—	(62)	—
Income (loss) from discontinued operations, net of tax	—	—	(62)	—
Net income (loss)	353	508	1,096	1,056
Dividends/distributions on preferred stock	—	—	—	(57)
Net income (loss) attributable to CCIC common stockholders	$353	$508	$1,096	$999

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.82	$1.17	$2.68	$2.36
Income (loss) from discontinued operations, basic	—	—	(0.14)	—
Net income (loss) attributable to CCIC common stockholders, basic	$0.82	$1.17	$2.54	$2.36
Income (loss) from continuing operations, diluted	$0.81	$1.17	$2.67	$2.35
Income (loss) from discontinued operations, diluted	—	—	(0.14)	—
Net income (loss) attributable to CCIC common stockholders, diluted	$0.81	$1.17	$2.53	$2.35

Weighted-average common shares outstanding:
Basic	432	431	432	423
Diluted	434	433	434	425
(a)Exclusive of depreciation, amortization and accretion shown separately.

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SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2021				Three Months Ended December 31, 2020
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$985	$489		$1,474	$884	$468		$1,352
Segment services and other revenues	174	6		180	133	8		141
Segment revenues	1,159	495		1,654	1,017	476		1,493
Segment site rental costs of operations	231	148		379	218	173		391
Segment services and other costs of operations	130	6		136	117	5		122
Segment costs of operations(a)(b)	361	154		515	335	178		513
Segment site rental gross margin(c)	754	341		1,095	666	295		961
Segment services and other gross margin(c)	44	—		44	16	3		19
Segment selling, general and administrative expenses(b)	29	41		70	30	49		79
Segment other operating (income) loss	—	—		—	—	(362)		(362)
Segment operating profit(c)	769	300		1,069	652	611		1,263
Other selling, general and administrative expenses(b)			$85	85			$84	84
Stock-based compensation expense			31	31			28	28
Depreciation, amortization and accretion			415	415			401	401
Interest expense and amortization of deferred financing costs			164	164			167	167
Other (income) expenses to reconcile to income (loss) before income taxes(d)			20	20			70	70
Income (loss) before income taxes				$354				$513

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Three Months Ended December 31,
	2021			2020
(in millions)	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$331	$158	$489	$325	$143	$468
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations excludes (1) stock-based compensation expense of $6 million in each of the three months ended December 31, 2021 and 2020 and (2) prepaid lease purchase price adjustments of $4 million and $5 million for the three months ended December 31, 2021 and 2020, respectively. Selling, general and administrative expenses exclude stock-based compensation expense of $25 million and $22 million for the three months ended December 31, 2021 and 2020, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2021				Twelve Months Ended December 31, 2020
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$3,804	$1,915		$5,719	$3,497	$1,823		$5,320
Segment services and other revenues	601	20		621	500	20		520
Segment revenues	4,405	1,935		6,340	3,997	1,843		5,840
Segment site rental costs of operations	889	633		1,522	866	620		1,486
Segment services and other costs of operations	414	17		431	429	12		441
Segment costs of operations(a)(b)	1,303	650		1,953	1,295	632		1,927
Segment site rental gross margin(c)	2,915	1,282		4,197	2,631	1,203		3,834
Segment services and other gross margin(c)	187	3		190	71	8		79
Segment selling, general and administrative expenses(b)	107	174		281	100	186		286
Segment other operating (income) loss	—	—		—	—	(362)		(362)
Segment operating profit(c)	2,995	1,111		4,106	2,602	1,387		3,989
Other selling, general and administrative expenses(b)			$290	290			$283	283
Stock-based compensation expense			131	131			133	133
Depreciation, amortization and accretion			1,644	1,644			1,608	1,608
Interest expense and amortization of deferred financing costs			657	657			689	689
Other (income) expenses to reconcile to income (loss) before income taxes(d)			205	205			200	200
Income (loss) before income taxes				$1,179				$1,076

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Twelve Months Ended December 31,
	2021			2020
(in millions)	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$1,318	$597	$1,915	$1,275	$548	$1,823
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations excludes (1) stock-based compensation expense of $22 million and $24 million for the twelve months ended December 31, 2021 and 2020, respectively and (2) prepaid lease purchase price adjustments of $18 million in each of the twelve months ended December 31, 2021 and 2020. Selling, general and administrative expenses exclude stock-based compensation expense of $109 million in each of the twelve months ended December 31, 2021 and 2020.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2021	2020	2021		2020
Income (loss) from continuing operations	$353	$508	$1,158	(a)	$1,056
Real estate related depreciation, amortization and accretion	402	388	1,593		1,555
Asset write-down charges	12	64	21		74
Dividends/distributions on preferred stock	—	—	—		(85)
FFO(b)(c)(d)(e)	$767	$960	$2,772		$2,600
Weighted-average common shares outstanding—diluted	434	433	434		425
FFO per share(b)(c)(d)(e)	$1.77	$2.22	$6.39		$6.12

FFO (from above)	$767	$960	$2,772		$2,600
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(38)	5	(111)		(22)
Straight-lined expense	18	22	76		83
Stock-based compensation expense	31	28	131		133
Non-cash portion of tax provision	(1)	(1)	1		1
Non-real estate related depreciation, amortization and accretion	13	13	51		53
Amortization of non-cash interest expense	4	1	13		6
Other (income) expense	4	—	21		5
(Gains) losses on retirement of long-term obligations	—	—	145		95
Acquisition and integration costs	—	1	1		10
Sustaining capital expenditures	(30)	(21)	(87)		(86)
AFFO(b)(c)(d)(e)	$768	$1,008	$3,013		$2,878
Weighted-average common shares outstanding—diluted	434	433	434		425
AFFO per share(b)(c)(d)(e)	$1.77	$2.33	$6.95		$6.78
(a)Does not reflect the impact related to the ATO Settlement (as defined in the Form 8-K filed with the Securities and Exchange Commission on April 26, 2021 ("April 8-K"), which is attributable to discontinued operations as discussed in the April 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(d)Attributable to CCIC common stockholders.
(e)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Fourth Quarter 2021

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CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
(in millions)	2021	2020
Cash flows from operating activities:
Income (loss) from continuing operations	$1,158	$1,056
Adjustments to reconcile Income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,644	1,608
(Gains) losses on retirement of long-term obligations	145	95
Amortization of deferred financing costs and other non-cash interest, net	13	6
Stock-based compensation expense	129	138
Asset write-down charges	21	74
Deferred income tax (benefit) provision	4	3
Other non-cash adjustments, net	21	5
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(120)	(111)
Decrease (increase) in assets	(226)	181
Net cash provided by (used for) operating activities	2,789	3,055
Cash flows from investing activities:
Capital expenditures	(1,229)	(1,624)
Payments for acquisitions, net of cash acquired	(111)	(107)
Other investing activities, net	8	(10)
Net cash provided by (used for) investing activities	(1,332)	(1,741)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,985	3,733
Principal payments on debt and other long-term obligations	(1,076)	(105)
Purchases and redemptions of long-term debt	(2,089)	(2,490)
Borrowings under revolving credit facility	1,245	2,430
Payments under revolving credit facility	(870)	(2,665)
Net borrowings (repayments) under commercial paper program	(20)	130
Payments for financing costs	(42)	(38)
Purchases of common stock	(70)	(76)
Dividends/distributions paid on common stock	(2,373)	(2,105)
Dividends/distributions paid on preferred stock	—	(85)
Net cash provided by (used for) financing activities	(1,310)	(1,271)
Net increase (decrease) in cash, cash equivalents, and restricted cash - continuing operations	147	43
Discontinued operations:
Net cash provided by (used for) operating activities	(62)	—
Net increase (decrease) in cash, cash equivalents and restricted cash - discontinued operations	(62)	—
Effect of exchange rate changes on cash	—	—
Cash, cash equivalents, and restricted cash at beginning of period	381	338
Cash, cash equivalents, and restricted cash at end of period	$466	$381
Supplemental disclosure of cash flow information:
Interest paid	661	653
Income taxes paid	20	19

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended December 31,
(dollars in millions)	2021	2020
Components of changes in site rental revenues:
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(a)(b)	$1,357	$1,282

New leasing activity(a)(b)	98	90
Escalators	24	23
Non-renewals	(43)	(39)
Organic Contribution to Site Rental Revenues(c)	79	74
Impact from straight-lined revenues associated with fixed escalators	38	(5)
Acquisitions(d)	—	1
Other	—	—
Total GAAP site rental revenues	$1,474	$1,352

Year-over-year changes in revenue:
Reported GAAP site rental revenues	9.0%
Organic Contribution to Site Rental Revenues(c)(e)	5.8%

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED ESCALATORS(f)
	Three Months Ended December 31,
	2021			2020
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenues	$39	$(1)	$38	$(6)	$1	$(5)
Site rental straight-lined expenses	18	—	18	22	—	22

	Twelve Months Ended December 31,
	2021			2020
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenues	$110	$1	$111	$16	$6	$22
Site rental straight-lined expenses	75	1	76	82	1	83
(a)Includes revenues from amortization of prepaid rent in accordance with GAAP.
(b)Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Organic Contribution to Site Rental Revenues.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.
(e)Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.
(f)In accordance with GAAP accounting, if payment terms call for fixed escalations or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF PREPAID RENT ACTIVITY(a)
	Three Months Ended December 31,
	2021			2020
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent additions	$26	$107	$133	$26	$57	$83
Amortization of prepaid rent	80	66	146	76	57	133

	Twelve Months Ended December 31,
	2021			2020
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent additions	$105	$290	$395	$193	$242	$435
Amortization of prepaid rent	318	242	560	298	221	519

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended December 31,
	2021				2020
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$19	$2	$—	$21	$23	$—	$—	$23
Communications infrastructure improvements and other capital projects	34	239	13	286	38	292	12	342
Sustaining	8	14	8	30	3	14	4	21
Total	$61	$255	$21	$337	$64	$306	$16	$386

	Twelve Months Ended December 31,
	2021				2020
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$64	$2	$—	$66	$64	$—	$—	$64
Communications infrastructure improvements and other capital projects	138	905	33	1,076	257	1,179	38	1,474
Sustaining	19	49	19	87	14	53	19	86
Total	$221	$956	$52	$1,229	$335	$1,232	$57	$1,624

PROJECTED REVENUES FROM TENANT CONTRACTS(b)(c)
	Years Ending December 31,
(as of December 31, 2021; in millions)	2022	2023	2024	2025	2026
Components of site rental revenues:
Site rental revenues exclusive of straight-line associated with fixed escalators	$5,765	$5,839	$5,850	$5,920	$6,000
Straight-lined site rental revenues associated with fixed escalators	67	(18)	(71)	(169)	(242)
GAAP site rental revenues	$5,832	$5,821	$5,779	$5,751	$5,758
(a)Reflects up-front consideration from long-term tenants and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.
(b)Based on tenant licenses in-place as of December 31, 2021. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(c)Excludes the impact of the Company’s long-term agreement with T-Mobile, effective January 1, 2022, as further described in the January 8-K, which will be reflected beginning with the Company’s first quarter 2022 Supplement.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED EXPENSES FROM EXISTING GROUND LEASES AND FIBER ACCESS AGREEMENTS(a)
	Years Ending December 31,
(as of December 31, 2021; in millions)	2022	2023	2024	2025	2026
Components of ground lease and fiber access agreement expenses:
Ground lease and fiber access agreement expenses exclusive of straight-line associated with fixed escalators	$944	$963	$982	$1,001	$1,022
Straight-lined site rental lease expenses associated with fixed escalators	65	52	41	30	18
GAAP ground lease and fiber access agreement expenses	$1,009	$1,015	$1,023	$1,031	$1,040

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(b)
	Years Ending December 31,
(as of December 31, 2021; in millions)	2022	2023	2024	2025	2026
T-Mobile(c)	$324	$260	$71	$83	$78
AT&T	27	330	18	20	32
Verizon	17	16	20	30	36
All Others Combined	214	211	166	90	98
Total	$582	$817	$275	$223	$244

CONSOLIDATED TENANT OVERVIEW
(as of December 31, 2021)	Percentage of Q4 2021 LQA Site Rental Revenues	Weighted Average Current Term Remaining(d)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile	33%	5(c)	BB+ / Ba1
AT&T	20%	5	BBB / Baa2
Verizon	21%	9	BBB+ / Baa1
All Others Combined	26%	3	N/A
Total / Weighted Average	100%	5

FIBER SOLUTIONS REVENUE MIX
(as of December 31, 2021)	Percentage of Q4 2021 LQA Site Rental Revenues
Carrier(e)	38%
Education	13%
Healthcare	11%
Financial Services	9%
Other	29%
Total	100%
(a)Based on existing ground leases and fiber access agreements as of December 31, 2021. CPI-linked leases are assumed to escalate at 3% per annum.
(b)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in the table "Projected Revenues from Tenant Contracts."
(c)Excludes the impact of the Company’s long-term agreement with T-Mobile, effective January 1, 2022, as further described in the January 8-K, which will be reflected beginning with the Company’s first quarter 2022 Supplement.
(d)Weighted by site rental revenue revenues; excludes renewals at the tenants' option.
(e)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT CASH YIELDS ON INVESTED CAPITAL(a)
	Q4 2021 LQA
(as of December 31, 2021; dollars in millions)	Towers	Fiber
Segment site rental gross margin(b)	$3,016	$1,364
Less: Amortization of prepaid rent	(320)	(264)
Less: Site rental straight-lined revenues	(156)	4
Add: Site rental straight-lined expenses	72	—
Add: Indirect labor costs(c)	—	109
Numerator	$2,612	$1,213

Segment net investment in property and equipment(d)	$13,127	$8,020
Segment investment in site rental contracts and tenant relationships	4,567	3,287
Segment investment in goodwill(e)	5,351	4,073
Segment net invested capital(a)	$23,045	$15,380

Segment Cash Yield on Invested Capital(a)	11.3%	7.9%

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)
(as of December 31, 2021; dollars in millions)	Q4 2021 LQA
Adjusted EBITDA(f)	$3,936
Cash taxes refunded (paid)	(10)
Numerator	$3,926

Historical gross investment in property and equipment(g)	$26,267
Historical gross investment in site rental contracts and tenant relationships	7,854
Historical gross investment in goodwill	10,078
Consolidated invested capital(a)	$44,199

Consolidated Return on Invested Capital(a)	8.9%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information on, and definition and our calculation of segment cash yields on invested capital, segment net invested capital, consolidated return on invested capital and consolidated invested capital.
(b)See "Segment Operating Results" and "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information on, and definition and our calculation of segment site rental gross margin.
(c)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its small cells and fiber networks that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents segment cash yield on invested capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(d)Segment investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from customers (excluding any deferred credits recorded in connection with acquisitions).
(e)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(f)See "Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations" for further information and reconciliation of this non-GAAP financial measure to net income (loss). See also "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for our definition of Adjusted EBITDA.
(g)Historical gross investment in property and equipment excludes the impact of construction in process.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(a)
(as of December 31, 2021; dollars in thousands)
CASH YIELD(b)	NUMBER OF TENANTS PER TOWER

LQA CASH SITE RENTAL REVENUE PER TOWER(c)	LQA TOWERS SEGMENT SITE RENTAL GROSS CASH MARGIN PER TOWER(d)

NET INVESTED CAPITAL PER TOWER(e)	NUMBER OF TOWERS
(a)All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)Cash yield is calculated as LQA Towers segment site rental gross margin, exclusive of straight-lined revenues and amortization of prepaid rent, divided by invested capital net of the amount of prepaid rent received from customers.
(c)Exclusive of straight-lined revenues and amortization of prepaid rent.
(d)Exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(e)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

TOWER PORTFOLIO OVERVIEW(a)
(as of December 31, 2021; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA CASH SITE RENTAL REVENUE PER TOWER(b)

8,033
20,886
3,621
7,619
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

2.9
2.7
2.1
2.1
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

$125
$118
$72
$70
Acquired and built
2006 and prior
Acquired and built
2007 to present
Top 100 BTA
Outside Top 100 BTA

(a)    All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)    Exclusive of straight-lined revenues and amortization of prepaid rent.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of December 31, 2021)(a)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.8	Average: 2.1

GEOGRAPHIC TOWER DISTRIBUTION (as of December 31, 2021)(a)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA CASH SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION(b)
(a)    All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)    Exclusive of straight-lined revenues and amortization of prepaid rent.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2021; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$369	11%	$195	7%	5,347	13%
10 to 20 years	461	13%	276	11%	5,951	15%
Greater than 20 years	1,483	43%	1,067	41%	17,647	44%
Total leased	$2,313	67%	$1,538	59%	28,945	72%	36

Owned	$1,146	33%	$1,063	41%	11,214	28%
Total / Average	$3,459	100%	$2,601	100%	40,159	100%

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	161	654
Average number of years extended	28	30
Percentage increase in consolidated cash ground lease expense due to extension activities(e)	0.1%	0.1%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	49	200
Ground lease purchases (including capital expenditures, acquisitions and installment purchases)	$43	$106
Percentage of Towers segment site rental gross margin from towers on purchased land	<1%	<1%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(c)Excludes small cells, fiber and third-party land interests.
(d)Includes all renewal terms at the Company's option; weighted by Towers segment site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(e)Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(as of December 31, 2021; dollars in millions)	Face Value	Fixed vs. Variable	Interest Rate(a)	Net Debt to LQA Adjusted EBITDA(b)	Maturity
Cash, cash equivalents and restricted cash	$466

3.849% Secured Notes	1,000	Fixed	3.9%		2023
Senior Secured Notes, Series 2009-1, Class A-2(c)	54	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2018-1(d)	250	Fixed	3.7%		2043
Senior Secured Tower Revenue Notes, Series 2015-2(d)	700	Fixed	3.7%		2045
Senior Secured Tower Revenue Notes, Series 2018-2(d)	750	Fixed	4.2%		2048
Finance leases and other obligations	242	Various	Various		Various
Total secured debt	$2,996		4.0%	0.8x
2016 Revolver(e)	665	Variable	1.2%		2026
2016 Term Loan A	1,223	Variable	1.2%		2026
Commercial Paper Notes(f)	265	Variable	0.5%		2022
3.150% Senior Notes	750	Fixed	3.2%		2023
3.200% Senior Notes	750	Fixed	3.2%		2024
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
1.050% Senior Notes	1,000	Fixed	1.1%		2026
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
2.100% Senior Notes	1,000	Fixed	2.1%		2031
2.500% Senior Notes	750	Fixed	2.5%		2031
2.900% Senior Notes	1,250	Fixed	2.9%		2041
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$17,803		2.9%	4.5x
Total net debt	$20,333		3.1%	5.2x
Market Capitalization(g)	90,220
Firm Value(h)	$110,553
(a)Represents the weighted-average stated interest rate, as applicable.
(b)Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA. See the "Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation" in the Appendix.
(c)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(d)If the respective series of such debt is not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes 2015-2 have an anticipated repayment date in 2025. The Senior Secured Tower Revenue Notes, 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within certain repayment windows (typically twelve to eighteen months or less prior to maturity); earlier prepayment may require additional consideration.
(e)As of December 31, 2021, the undrawn availability under the $5.0 billion 2016 Revolver was $4.3 billion.
(f)As of December 31, 2021, the Company had $735 million available for issuance under the $1.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.
(g)Market capitalization calculated based on $208.74 closing price and 432 million shares outstanding as of December 31, 2021.
(h)Represents the sum of net debt and market capitalization.

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DEBT MATURITY OVERVIEW(a)(b)
(as of December 31, 2021; dollars in millions)
(a)Where applicable, maturities reflect the Anticipated Repayment Date, as defined in the respective debt agreement; excludes finance leases and other obligations; amounts presented at face value, net of repurchases held at CCIC.
(b)The $265 million outstanding in commercial paper notes ("CP Notes") have been excluded from this table. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

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LIQUIDITY OVERVIEW(a)
(in millions)	December 31, 2021
Cash, cash equivalents, and restricted cash(b)	$466
Undrawn 2016 Revolver availability(c)	4,301
Total debt and other long-term obligations	20,629
Total equity	8,258
(a)In addition, we have the following sources of liquidity:
i.In March 2021, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $1.0 billion. As of December 31, 2021, there were $265 million of CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.

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SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(a)	Covenant Level Requirement		As of December 31, 2021
Maintenance Financial Covenants(b)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.4x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		0.7x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(c)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		1.8x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	14.5x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	14.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(d)	16.8x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	14.5x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	14.5x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(e)	16.8x
(a)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(b)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(c)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(d)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(e)Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

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INTEREST RATE SENSITIVITY(a)(b)
	Years Ending December 31,
(as of December 31, 2021; in millions)	2022	2023
Fixed Rate Debt:
Face Value of Principal Outstanding(c)	$18,397	$18,390
Current Interest Payment Obligations(d)	607	606
Effect of 0.125% Change in Interest Rates(e)	—	—
Floating Rate Debt:(f)
Face Value of Principal Outstanding(c)	$2,122	$2,068
Current Interest Payment Obligations(g)	30	30
Effect of 0.125% Change in Interest Rates(h)	3	3
(a)Excludes finance leases and other obligations.
(b)Excludes the commitment fee the Company pays on the undrawn available amount under the 2016 Revolver. As of December 31, 2021, the commitment fee ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(c)Face value, net of required amortizations; assumes no maturity or balloon principal payments; excludes finance leases.
(d)Interest expense calculated based on current interest rates.
(e)Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current interest rates as of December 31, 2021, plus 12.5 bps.
(f)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, reductions to the interest rate spread ("Spread") and unused commitment fee ("Commitment Fee") percentage upon meeting specified annual sustainability targets ("Targets") and increases to the Spread and Commitment Fee percentage upon the failure to meet specified annual sustainability thresholds ("Thresholds"). The Spread and Commitment Fee are subject to an upward adjustment of up to 0.05% and 0.01%, respectively, if the Company fails to achieve the Thresholds. The Spread and Commitment Fee are subject to a downward adjustment of up to 0.05% and 0.01%, respectively, if the Company achieves the Targets. In January 2022, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2021, and, as such, the Spread and Commitment Fee percentage were reduced for 2022. The reduction of the Spread on the 2016 Credit Facility is reflected in the table above for the years ended December 31, 2022 and 2023.
(g)Interest expense calculated based on current interest rates as of December 31, 2021. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the borrower’s senior unsecured credit rating.
(h)Interest expense calculated based on current interest rates as of December 31, 2021, plus 12.5 bps.

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DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Income (loss) from continuing operations (as adjusted), including per share—diluted amounts, Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Income (loss) from continuing operations (as adjusted), including per share—diluted amounts, is useful to investors and other interested parties in evaluating our financial performance. Management believes that this measure is meaningful to investors as it adjusts Income (loss) from continuing operations to exclude the impact of the Nontypical Items (as defined in this Supplemental Information Package and described further in our press release dated January 27, 2021), which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends and projections. Management also believes that identifying the impact of Nontypical Items as adjustments provides more transparency and comparability across periods. There can be no assurances that such items will not recur in future periods. Income (loss) from continuing operations (as adjusted), including per share—diluted amounts should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Separately, we are also disclosing Adjusted EBITDA as adjusted to exclude the impact of Nontypical Items, which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends and projections. Management also believes that identifying the impact of Nontypical Items as adjustments provides increased transparency and comparability across periods. There can be no assurances that such items will not recur in future periods. Adjusted EBITDA (including as further adjusted to exclude Nontypical Items) should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO

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only as a performance measure. Separately, we are also disclosing AFFO as adjusted to exclude the impact of Nontypical Items, which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends and projections. Management also believes that identifying the impact of Nontypical Items as adjustments provides increased transparency and comparability across periods. There can be no assurances that such items will not recur in future periods. AFFO (including as further adjusted to exclude Nontypical Items) should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and tenant non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Consolidated Return on Invested Capital and Segment Cash Yield are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield are not meant as alternatives to GAAP measures such as revenues, operating income, Segment Site Rental Gross Margin, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Income (loss) from continuing operations (as adjusted). We define Income (loss) from continuing operations (as adjusted) as Income (loss) from continuing operations less other operating income resulting from the Nontypical Items, plus incremental operating expenses and asset write-downs as a result of the Nontypical Items.
Income (loss) from continuing operations (as adjusted) per share—diluted. We define Income (loss) from continuing operations (as adjusted) per share—diluted as Income (loss) from continuing operations (as adjusted), divided by diluted weighted-average common shares outstanding.
Adjusted EBITDA. We define Adjusted EBITDA as Income (loss) from continuing operations plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense. Separately, Adjusted EBITDA, as adjusted to exclude the impact of Nontypical Items, reflects Adjusted EBITDA, less other operating income resulting from the Nontypical Items, plus incremental operating expenses as a result of the Nontypical Items.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and

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integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures. Separately, Adjusted Funds from Operations, as adjusted to exclude the impact of Nontypical Items, reflects Adjusted Funds from Operations, less other operating income resulting from the Nontypical Items, plus incremental operating expenses as a result of the Nontypical Items.
AFFO per share. We define AFFO per share as AFFO, including as adjusted to exclude the impact of Nontypical Items, divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as Income (loss) from continuing operations plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of tenant contracts.
Consolidated Invested Capital. We define Consolidated Invested Capital as gross investment in 1) property and equipment (excluding construction in process), 2) site rental contracts and tenant relationships, and 3) goodwill.
Consolidated Return on Invested Capital. We define Return on Invested Capital as Adjusted EBITDA less cash taxes divided by Consolidated Invested Capital.
Segment Net Invested Capital. We define Segment Net Invested Capital as gross investment in 1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings), reduced by the amount of prepaid rent received from customers (excluding any deferred credits recorded in connection with acquisitions), 2) site rental contracts and tenant relationships, and 3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as Segment Site Rental Gross Margin adjusted for the impacts of 1) amortization of prepaid rent, 2) straight-lined revenues, 3) straight-lined expenses, and 4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.
Segment Services and Other Gross Margin. We define Segment Services and Other Gross Margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense recorded in consolidated services and other costs of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment services and other gross margin, and segment other operating (income) expense, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
New leasing activity. We define new leasing activity as site rental revenues growth exclusive of the impact from straight-line accounting from (1) tenant additions across our entire portfolio, (2) renewals or extensions of tenant contracts and (3) year-over-year changes in prepaid rent amortization.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of the impacts from both straight-line accounting and prepaid rent amortization.

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Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as either discretionary or integration capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile certain non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:
Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2021	2020	2021		2020
Income (loss) from continuing operations	$353	$508	$1,158	(a)	$1,056
Adjustments to increase (decrease) Income (loss) from continuing operations:
Asset write-down charges	12	64	21		74
Acquisition and integration costs	—	1	1		10
Depreciation, amortization and accretion	415	401	1,644		1,608
Amortization of prepaid lease purchase price adjustments	4	5	18		18
Interest expense and amortization of deferred financing costs(b)	164	167	657		689
(Gains) losses on retirement of long-term obligations	—	—	145		95
Interest income	—	—	(1)		(2)
Other (income) expense	4	—	21		5
(Benefit) provision for income taxes	1	5	21		20
Stock-based compensation expense	31	28	131		133
Adjusted EBITDA(c)(d)	$984	$1,179	$3,816		$3,706
Reconciliation of Current Outlook for Adjusted EBITDA:

(in millions)	Full Year 2022 Outlook(f)
Income (loss) from continuing operations	$1,634	to	$1,714
Adjustments to increase (decrease) Income (loss) from continuing operations:
Asset write-down charges	$15	to	$25
Acquisition and integration costs	$0	to	$8
Depreciation, amortization and accretion	$1,650	to	$1,745
Amortization of prepaid lease purchase price adjustments	$16	to	$18
Interest expense and amortization of deferred financing costs(e)	$615	to	$660
(Gains) losses on retirement of long-term obligations	$0	to	$100
Interest income	$(1)	to	$0
Other (income) expense	$0	to	$5
(Benefit) provision for income taxes	$25	to	$33
Stock-based compensation expense	$135	to	$139
Adjusted EBITDA(c)(d)	$4,249	to	$4,294
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 8-K), which is attributable to discontinued operations as discussed in the April 8-K.
(b)See reconciliation of "Components of Historical Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Adjusted EBITDA.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)See reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(f)As issued on January 26, 2022.

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Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended December 31,
(in millions)	2021	2020
Interest expense on debt obligations	$160	$166
Amortization of deferred financing costs and adjustments on long-term debt, net	6	6
Other, net	(2)	(5)
Interest expense and amortization of deferred financing costs	$164	$167
Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

(in millions)	Full Year 2022 Outlook(a)
Interest expense on debt obligations	$617	to	$637
Amortization of deferred financing costs and adjustments on long-term debt, net	$25	to	$30
Other, net	$(20)	to	$(15)
Interest expense and amortization of deferred financing costs	$615	to	$660
(a)As issued on January 26, 2022.

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Reconciliation of Historical FFO and AFFO:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2021	2020	2021		2020
Income (loss) from continuing operations	$353	$508	$1,158	(a)	$1,056
Real estate related depreciation, amortization and accretion	402	388	1,593		1,555
Asset write-down charges	12	64	21		74
Dividends/distributions on preferred stock	—	—	—		(85)
FFO(b)(c)(d)(e)	$767	$960	$2,772		$2,600
Weighted-average common shares outstanding—diluted	434	433	434		425
FFO per share(b)(c)(d)(e)	$1.77	$2.22	$6.39		$6.12

FFO (from above)	$767	$960	$2,772		$2,600
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(38)	5	(111)		(22)
Straight-lined expense	18	22	76		83
Stock-based compensation expense	31	28	131		133
Non-cash portion of tax provision	(1)	(1)	1		1
Non-real estate related depreciation, amortization and accretion	13	13	51		53
Amortization of non-cash interest expense	4	1	13		6
Other (income) expense	4	—	21		5
(Gains) losses on retirement of long-term obligations	—	—	145		95
Acquisition and integration costs	—	1	1		10
Sustaining capital expenditures	(30)	(21)	(87)		(86)
AFFO(b)(c)(d)(e)	$768	$1,008	$3,013		$2,878
Weighted-average common shares outstanding—diluted	434	433	434		425
AFFO per share(b)(c)(d)(e)	$1.77	$2.33	$6.95		$6.78
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 8-K), which is attributable to discontinued operations as discussed in the April 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(d)Attributable to CCIC common stockholders.
(e)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical FFO and AFFO:

	Year Ended December 31,
(in millions, except per share amounts)	2019	2018	2017
Income (loss) from continuing operations	$860	$622	$366
Real estate related depreciation, amortization and accretion	1,517	1,471	1,210
Asset write-down charges	19	26	17
Dividends/distributions on preferred stock	(113)	(113)	(30)
FFO(a)(b)(c)(d)	$2,284	$2,005	$1,563
Weighted-average common shares outstanding—diluted(e)	418	415	383
FFO per share(a)(b)(c)(d)(e)	$5.47	$4.83	$4.08

FFO (from above)	$2,284	$2,005	$1,563
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(80)	(72)	—
Straight-lined expense	93	90	93
Stock-based compensation expense	116	108	96
Non-cash portion of tax provision	5	2	9
Non-real estate related depreciation, amortization and accretion	55	56	31
Amortization of non-cash interest expense	1	7	9
Other (income) expense	(1)	(1)	(1)
(Gains) losses on retirement of long-term obligations	2	106	4
Acquisition and integration costs	13	27	61
Sustaining capital expenditures	(117)	(105)	(85)
AFFO(a)(b)(c)(d)	$2,371	$2,223	$1,781
Weighted-average common shares outstanding—diluted(e)	418	415	383
AFFO per share(a)(b)(c)(d)(e)	$5.68	$5.36	$4.65
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(b)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(c)Attributable to CCIC common stockholders.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)For all periods prior to the year ended December 31, 2020, the diluted weighted-average common shares outstanding does not include any conversions of preferred stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Current Outlook for FFO and AFFO:

(in millions, except per share amounts)	Full Year 2022 Outlook(e)
Income (loss) from continuing operations	$1,634	to	$1,714
Real estate related depreciation, amortization and accretion	$1,607	to	$1,687
Asset write-down charges	$15	to	$25
FFO(a)(b)(c)	$3,318	to	$3,363
Weighted-average common shares outstanding—diluted(d)	435
FFO per share(a)(b)(c(d)	$7.63	to	$7.73

FFO (from above)	$3,318	to	$3,363
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(379)	to	$(359)
Straight-lined expense	$56	to	$76
Stock-based compensation expense	$135	to	$139
Non-cash portion of tax provision	$0	to	$15
Non-real estate related depreciation, amortization and accretion	$43	to	$58
Amortization of non-cash interest expense	$5	to	$15
Other (income) expense	$0	to	$5
(Gains) losses on retirement of long-term obligations	$0	to	$100
Acquisition and integration costs	$0	to	$8
Sustaining capital expenditures	$(113)	to	$(93)
AFFO(a)(b)(c)	$3,178	to	$3,223
Weighted-average common shares outstanding—diluted(d)	435
AFFO per share(a)(b)(c)(d)	$7.31	to	$7.41
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.
(b)Attributable to CCIC common stockholders.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)The assumption for diluted weighted-average common shares outstanding for full year 2022 Outlook is based on the diluted common shares outstanding as of December 31, 2021.
(e)As issued on January 26, 2022.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Results Adjusted for Nontypical Items to As Reported Results:

	Full Year 2021		Full Year 2020				Full Year 2021 Growth Rates
(dollars in millions, except per share amounts)	As Reported		As Reported	Less: Impact from Nontypical Items		Exclusive of Impact from Nontypical Items	As Reported	Less: Impact from Nontypical Items		Exclusive of Impact from Nontypical Items
Site rental revenues	$5,719		$5,320	$—		$5,320	8%	—%		8%
Income (loss) from continuing operations(a)	1,158	(c)	1,056	(223)	(d)	833	10%	29%	(d)	39%
Income (loss) from continuing operations per share—diluted(a)(b)	2.67	(c)	2.35	(0.52)	(d)	1.83	14%	32%	(d)	46%
Adjusted EBITDA(a)	3,816		3,706	(286)	(e)	3,420	3%	9%	(e)	12%
AFFO(a)(b)	3,013		2,878	(286)	(e)	2,592	5%	11%	(e)	16%
AFFO per share(a)(b)	$6.95		$6.78	$(0.68)	(e)	$6.10	3%	11%	(e)	14%

(a)See reconciliations herein for further information and reconciliation of non-GAAP financial measures to Income (loss) from continuing operations, as computed in accordance with GAAP.
(b)Attributable to CCIC common stockholders.
(c)Does not reflect the impact related to the ATO Settlement (as defined in the April 8-K), which is attributable to discontinued operations as discussed in the April 8-K.
(d)Impact from Nontypical Items on Income (loss) from continuing operations and Income (loss) from continuing operations per share—diluted included in the 2020 fourth quarter operating results is comprised of other operating income of $362 million, offset by incremental operating expenses of $76 million and associated asset write-downs of $63 million.
(e)Impact from Nontypical Items on Adjusted EBITDA, AFFO and AFFO per share included in the 2020 fourth quarter operating results is comprised of other operating income of $362 million, offset by incremental operating expenses of $76 million.

Crown Castle International Corp.
Fourth Quarter 2021

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation:

	Three Months Ended December 31,
(dollars in millions)	2021		2020
Total face value of debt	$20,799		$19,423
Less: Ending cash, cash equivalents and restricted cash	466		381
Total net debt	$20,333		$19,042

Adjusted EBITDA	$984		$1,179		(a)
Last quarter annualized Adjusted EBITDA	3,936		4,716
Net debt to Last Quarter Annualized Adjusted EBITDA	5.2	x	4.0	x	(a)
Cash Interest Coverage Ratio Calculation:

	Three Months Ended December 31,
(dollars in millions)	2021		2020
Adjusted EBITDA	$984		$1,179		(a)
Interest expense on debt obligations	160		166
	6.2	x	7.1	x	(a)
(a)Includes the impact of Nontypical Items, as defined in our press release dated January 26, 2022, further described in our press release dated January 27, 2021 and reconciled in "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.